UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-12718 (Commission File Number)	95-4288333 (IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On May 13, 2004, at the annual meeting of stockholders of Health Net, Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement of the Company’s certificate of incorporation (as so amended and restated, the “Sixth Amended and Restated Certificate of Incorporation”). The Sixth Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1, has been filed with the Secretary of State of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2004

HEALTH NET, INC.

By:	/s/ B. Curtis Westen

B. Curtis Westen Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc.